SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

August 9, 2005

Date of Report (Date of earliest event reported)

INERGY, L.P.

(Exact name of Registrant as specified in its charter)

Delaware	0-32453	43-1918951
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

Two Brush Creek Boulevard, Suite 200

Kansas City, MO 64112

(Address of principal executive offices)

(816) 842-8181

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Inergy, L.P.’s Current Report on Form 8-K filed August 12, 2005 is hereby being amended to (i) include the combined financial statements of Central New York Oil and Gas Company, LLC and eCORP Marketing, LLC as of December 31, 2004, and for each of the three years in the period ended December 31, 2004, 2003 and 2002, together with the report of Pannell Kerr Forster of Texas, P.C. with respect thereto; (ii) include the unaudited pro forma condensed combined financial statements of Inergy, L.P., pro forma for the Star Gas Propane Acquisition (as defined in Item 9.01(b)) and the Stagecoach Acquisition (as defined in Item 9.01(b)), for the year ended September 30, 2004 and for the nine months ended June 30, 2005 and unaudited pro forma condensed combined financial statements of Inergy, L.P., pro forma for the Stagecoach Acquisition, as of June 30, 2005 and (iii) revise the exhibit index as set forth in Item 9.01(c).

Item 9.01. Financial Statements and Other Exhibits

(a) Financial Statements of Businesses Acquired.

Central New York Oil and Gas Company, LLC

and eCORP Marketing, LLC

Combined Financial Statements

December 31, 2004, 2003 and 2002

Central New York Oil and Gas Company, LLC

and eCORP Marketing, LLC

December 31, 2004, 2003 and 2002

REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Members of

    Central New York Oil and Gas Company, LLC and

    eCorp Marketing, LLC

We have audited the accompanying combined balance sheets of Central New York Oil and Gas Company, LLC and eCorp Marketing, LLC (the “Companies”) as of December 31, 2004, 2003 and 2002, and the related combined statements of operations, changes in members’ equity, and cash flows for each of the three years in the period ended December 31, 2004. These financial statements are the responsibility of the Companies’ management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the combined financial statements referred to above present fairly, in all material respects, the combined financial position of the Companies as of December 31, 2004, 2003 and 2002 and the results of their operations and their cash flows for each of the three years in the period ended December 31, 2004 in conformity with accounting principles generally accepted in the United States of America.

As discussed in Note 6 to the financial statements, there have been various legal proceedings and claims between the Companies and other parties. Subsequent to December 31, 2004, the Companies have entered into various release and settlement agreements resolving these disputes. In addition, on July 8, 2005, the Companies entered into a purchase agreement whereby the members’ equity interests of the Companies were acquired by a third party. The transaction was consummated on August 9, 2005.

/s/ Pannell Kerr Forster of Texas, P.C.

Houston, Texas

May 13, 2005, except for the last paragraph of

    Note 6 as to which the date is August 9, 2005

Central New York Oil and Gas Company, LLC

and eCORP Marketing, LLC

Combined Balance Sheets

	December 31,
	2004	2003	2002
Assets
Current assets
Cash	$5,396,116	$2,583,428	$1,111,661
Certificates of deposit	175,000	175,000	175,000
Accounts receivable trade	1,357,095	1,336,649	1,873,884
Accounts receivable other	6,637	1,428	—
Prepaid expenses	—	286,799	—

Total current assets	6,934,848	4,383,304	3,160,545

Property and equipment
Land and buildings	238,904	238,904	402,404
Furniture, fixtures and equipment	159,181	111,061	124,149
Natural gas properties	2,509,250	2,509,250	2,509,250
Gas storage facility	112,239,934	110,622,846	109,682,125

	115,147,269	113,482,061	112,717,928

Less accumulated depreciation, depletion and amortization	(20,993,875)	(13,540,591)	(5,808,041)

Property and equipment, net	94,153,394	99,941,470	106,909,887

Restricted cash	1,650,000	1,650,000	1,650,000
Deposits	25,700	25,700	26,975
Deferred loan costs, net of accumulated amortization of $9,068,372, $5,963,698 and $2,931,243 as of December 31, 2004, 2003, and 2002, respectively	6,100,507	9,173,370	12,034,323
Other assets, net of accumulated amortization of $192,498, $174,998 and $157,498 as of December 31, 2004, 2003, and 2002, respectively	507,502	525,002	542,502

Total assets	$109,371,951	$115,698,846	$124,324,232

Liabilities and Members’ Deficit
Current liabilities
Accounts payable and accrued liabilities	$2,331,514	$3,020,469	$4,354,642
Debt	37,063,816	40,925,781	43,650,000
Due to NJRES	25,616,597	21,342,970	17,765,000
Due to members	65,581,430	63,089,630	62,016,432
Due to affiliates	1,163,900	1,774,239	1,992,673

Total current liabilities	131,757,257	130,153,089	129,778,747

Commitments and contingencies

Members’ deficit	(22,385,306)	(14,454,243)	(5,454,515)

Total members’ deficit	(22,385,306)	(14,454,243)	(5,454,515)

Total liabilities and members’ deficit	$109,371,951	$115,698,846	$124,324,232

See notes to combined financial statements.

Central New York Oil and Gas Company, LLC

and eCORP Marketing, LLC

Combined Statements of Operations

	Year Ended December 31,
	2004	2003	2002
Revenues
Gas storage fees	$18,966,301	$16,402,220	$6,937,687
Gas transportation fees	10,056,563	9,325,324	2,702,793
Gas sales, net	—	4,214,162	109,702
Gas trading revenue	3,106,303	1,219,377	—

Total revenues	32,129,167	31,161,083	9,750,182

Expenses
Transportation expense	11,787,360	11,789,316	11,339,655
Operating expenses	2,075,368	3,596,336	1,284,051
Selling, general and administrative expenses	11,777,226	10,321,917	4,134,818
Depreciation and amortization	10,543,648	10,842,282	6,660,738

Total expenses	36,183,602	36,549,851	23,417,934

Total income (loss) from operations	(4,054,435)	(5,388,768)	(13,667,752)

Other expense
Interest income	26,684	25,830	87,684
Interest expense	(3,903,312)	(3,636,790)	(1,737,100)

Total other expense	(3,876,628)	(3,610,960)	(1,649,416)

Net loss	$(7,931,063)	$(8,999,728)	$(15,317,168)

See notes to combined financial statements.

Central New York Oil and Gas Company, LLC

and eCORP Marketing, LLC

Combined Statements of Changes in Members’ Equity

For the Year Ended December 31, 2004, 2003 and 2002

	Stagecoach Energy, LLC	Stagecoach Holding, LLC	Total
Balance, December 31, 2001	$(11,373)	$(1,125,974)	$(1,137,347)
Contributed capital	11,000,000	—	11,000,000
Net loss for 2002	(153,172)	(15,163,996)	(15,317,168)

Balance, December 31, 2002	10,835,455	(16,289,970)	(5,454,515)
Net loss for 2003	(89,997)	(8,909,731)	(8,999,728)

Balance, December 31, 2003	10,745,458	(25,199,701)	(14,454,243)
Net loss for 2004	(79,311)	(7,851,752)	(7,931,063)

Balance, December 31, 2004	$10,666,147	$(33,051,453)	$(22,385,306)

See notes to combined financial statements.

Central New York Oil and Gas Company, LLC

and eCORP Marketing, LLC

Combined Statements of Cash Flows

	Year Ended December 31,
	2004	2003	2002
Cash flows from operating activities
Net loss	$(7,931,063)	$(8,999,728)	$(15,317,168)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities
Depreciation and amortization	10,543,648	10,842,282	6,660,738
Capitalized interest cost	—	—	558,314
Gain on sale of property and equipment	—	(7,598)	—
Changes in operating assets and liabilities
Decrease (increase) in accounts receivable trade	(20,446)	537,235	(1,873,884)
Decrease (increase) in accounts receivable other	(5,209)	(1,428)	1,550
Decrease (increase) in prepaid expenses	286,799	(286,799)	—
Decrease in deposits	—	1,275	—
Decrease in accounts payable and accrued liabilities	(688,955)	(1,334,173)	(28,338,681)
Increase in due to NJRES	4,273,627	3,577,970	2,765,000
Increase in restricted cash	—	—	(1,650,000)
Increase (decrease) in amounts due to members	2,491,800	1,073,198	40,834,448
Increase (decrease) in amounts due to affiliates	(610,339)	(218,434)	2,223,656

Net cash provided by operating activities	8,339,862	5,183,800	5,863,973

Cash flows from investing activities
Purchase of property and equipment	(1,665,209)	(938,905)	(44,336,963)
Proceeds from sale of property and equipment	—	122,595	—
Payment of deferred loan cost	—	(171,504)	—

Net cash used in investing activities	(1,665,209)	(987,814)	(44,336,963)

Cash flows from financing activities
Payment on loan	(3,861,965)	(2,724,219)	43,091,686
Debt issuance costs	—	—	(14,529,370)
Capital contributions from members	—	—	11,000,000

Net cash provided by (used in) financing activities	(3,861,965)	(2,724,219)	39,562,316

Net increase in cash	2,812,688	1,471,767	1,089,326

Cash at beginning of year	2,583,428	1,111,661	22,335

Cash at end of year	$5,396,116	$2,583,428	$1,111,661

Supplemental cash flow information:
Interest paid	$1,386,001	$1,408,340	$1,005,588

See notes to combined financial statements.

Central New York Oil and Gas Company, LLC

and eCORP Marketing, LLC

Notes to Combined Financial Statements

December 31, 2004, 2003 and 2002

Note 1 -	Summary of Significant Accounting Policies

Basis of presentation

These combined financial statements include the accounts of Central New York Oil and Gas Company, LLC (“CNYOG”) and eCORP Marketing, LLC (“Marketing”), collectively referred to as the “Companies”. All material intercompany balances and transactions have been eliminated. The Companies are owned 99% by Stagecoach Holding, LLC (“SC Holding”) and 1% by Stagecoach Energy, LLC (“SC Energy”).

CNYOG and Marketing have each authorized 1,000 membership units which are issued and outstanding at December 31, 2004, 2003 and 2002.

History and nature of business

CNYOG was formed in October 1996 as a New York limited liability company and shall continue until December 31, 2046, unless earlier terminated in accordance with the Operating Agreement or by operation of law. Marketing was formed in December 2001 as a Delaware limited liability company and shall have a perpetual existence. As limited liability companies, the members’ liability is limited to their investment.

CNYOG owns and operates a high-deliverability underground natural gas storage facility located in Tioga County, New York known as the Stagecoach Gas Storage Facility (the “Project”). The construction of the Project was completed in 2002 and on June 27, 2002, CNYOG received Federal Energy Regulatory Commission (“FERC”) certification for field operations. Marketing was formed for the purpose of marketing storage capacity from the Project and bundled energy services.

As discussed in Note 6, on August 9, 2005, the members’ equity interests of the Companies were acquired by a third party.

Certificates of deposit

Certificates of deposit are held by a U.S. bank and are pledged as collateral on standby letters of credit required by New York state regulatory authorities in connection with the drilling of, injection, withdrawal and observation wells in the Project.

Cash and cash equivalents

The Companies consider all highly liquid investments with original maturities of three months or less to be cash equivalents.

Restricted cash

As discussed in Note 5, the Companies entered into a construction, project and term loan. As part of this agreement, the Companies are required to set aside certain funds as restricted for service of future debt payments. The Companies maintain $1,650,000 in a money market fund restricted for this purpose.

Central New York Oil and Gas Company, LLC

and eCORP Marketing, LLC

Notes to Combined Financial Statements

December 31, 2004, 2003 and 2002

Note 1 -

Summary of Significant Accounting Policies (Continued)

Property and equipment

Property and equipment are stated at cost. Depreciation is provided using the straight-line method over the estimated useful lives as follows:

Buildings, other than the Project	39 years
Stagecoach Gas Storage Facility (the “Project”)	15 years
Furniture, fixtures and equipment	5 years

Expenditures for major acquisitions and improvements are capitalized while expenditures for maintenance and repairs are charged to operations. The cost of assets sold or retired and the related accumulated depreciation are eliminated from the accounts and any resulting gain or loss is included in operations.

Natural gas properties and gas storage rights

In 1998, CYNOG purchased underground reservoir storage rights and certain proved producing natural gas reserves and existing well bores to be utilized in order to develop its natural gas storage field. The Companies have no plans to further explore or develop the existing field for production of proved reserves. The total acquisition price of $3,209,250 was allocated as follows:

Natural gas properties	$2,509,250
Reservoir storage rights	$500,000
Land and technical data	$200,000

The reservoir storage rights and the land and technical data, classified as other assets, are being amortized over 40 years using the straight-line method. The proved producing natural gas properties are being depleted using the units-of-production method based upon estimated proved reserves determined by independent petroleum engineers. During 2003, the properties were deemed to be fully depleted and have a net carrying value of $0 at December 31, 2004 and 2003. At December 31, 2002, the net carrying value was $386,342.

Deferred loan costs

Costs incurred in connection with obtaining certain loans have been capitalized and are being amortized over the expected life of the loans (see Notes 3 and 4). Amortization expense for the years ended December 31, 2004, 2003 and 2002 totaled approximately $3,073,000, $3,033,000 and $2,934,000, respectively. The loans with which these costs were associated were paid off subsequent to December 31, 2004 (see note 6).

Central New York Oil and Gas Company, LLC

and eCORP Marketing, LLC

Notes to Combined Financial Statements

December 31, 2004, 2003 and 2002

Note 1 -

Summary of Significant Accounting Policies (Continued)

Revenue recognition

Revenue for natural gas storage services is recognized in the period for which the services were contracted based on the terms of individual service contracts. The contracts are comprised of Firm Storage Services (“FSS”) and Interruptible Storage Services (“lSS”). All FSS contracts provide for a specified unit of storage over a specific term, typically greater than one year, and fees are charged regardless of whether or not the space is utilized. Certain ISS contracts provide for a specified unit of storage over a specific term, typically less than one year, and fees are charged on a monthly basis when the space is utilized. Certain ISS contracts provide for a storage rate based on the customer’s net profits from sales of gas placed in storage and are billed in the month of withdrawal.

Transportation fees are recognized based on actual gas transportation services provided for the period in which the services are provided. Transportation fees are billed and collected by Tennessee Gas Pipeline Company on behalf of Marketing. See further discussion of transportation agreements with Tennessee Gas Pipeline Company in Note 5.

Income taxes

The Companies are treated as partnerships for income tax purposes. Under subchapter K of the Internal Revenue Code, each member is taxed separately on their distributive share of the Companies’ income whether or not that income is actually distributed.

Financial instruments and credit risk

Financial instruments which potentially subject the Companies to credit risk include cash, certificates of deposit and trade accounts receivable. The amounts held in banks exceed the insured limit of $100,000 from time to time. The terms of cash deposits are on demand to minimize risk. The Companies have not incurred losses related to these deposits.

Accounts receivable trade consist of uncollateralized receivables from customers, including public utilities and private energy trading companies, located in the United States. The Companies routinely assess the financial strength of their customers, and write off or establish an allowance for doubtful accounts, when necessary, based upon factors surrounding the credit risk of specific customers, historical trends and other information. During 2004, 2003 and 2002, the Companies did not incur expenses related to uncollected accounts and have no allowance for doubtful accounts as of December 31, 2004, 2003 or 2002.

Five customers accounted for approximately 87% of the Companies’ revenues during 2004. Four customers accounted for approximately 76% of the Companies’ revenues during 2003. Four customers accounted for approximately 95% of the Companies’ revenues during 2002. Any significant change in the Companies’ relationship with these customers or their financial condition could have a material adverse effect on the Companies’ financial position and results of operations.

Central New York Oil and Gas Company, LLC

and eCORP Marketing, LLC

Notes to Combined Financial Statements

December 31, 2004, 2003 and 2002

Note 1 -	Summary of Significant Accounting Policies (Continued)

Impairment of long-lived assets

In accordance with SFAS No. 144, “Accounting for Impairment or Disposal of Long-Lived Assets,” long-lived tangible and intangible assets are reviewed for impairment when events indicate that the carrying value may not be recoverable. If the sum of expected future undiscounted cash flows less the cost of disposal is less than the carrying amount, an impairment loss is recognized based on the fair value of the related assets. No such events occurred for the years ended December 31, 2004, 2003 and 2002.

Use of estimates

The preparation of financial statements in accordance with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements. Significant items subject to estimates and assumptions include the carrying value of long-lived assets, legal and environmental liabilities, if any, and the amounts payable at December 31, 2004, 2003 and 2002 under the M&M Agreement to NJRES, as defined in Note 5. Actual results could differ from those estimates.

Note 2 -	Liquidity

As shown in the combined financial statements, the Companies have a working capital deficiency of $124,822,409, $125,769,785 and $126,617,202 as of December 31, 2004, 2003 and 2002, respectively. In addition, the Companies incurred net losses of $7,931,063, $8,999,728 and $15,317,168 in 2004, 2003 and 2002, respectively and have had a history of recurring losses. All debt has been classified as current liabilities as discussed in Note 3. As discussed in Note 6, subsequent to December 31, 2004, the members’ equity interests of the Companies were acquired by a third party and all debt was repaid in accordance with terms of the Release and Settlement Agreement as defined in Note 6.

Note 3 -	Debt

On January 9, 2002, the Companies, along with other affiliated companies, entered into a $45,000,000 construction, project and term loan with a commercial bank, WestLB AG, New York Branch (formerly Westdeutsche Landesbank Girozentrale, New York Branch, hereafter referred to as “WestLB”). The terms of the construction loan include interest payable quarterly at the Eurodollar Rate plus 2%, with escalations as defined in the agreement. The construction and project loans were to mature at the earliest of (i) June 30, 2002 or (ii) when all conditions had been met to convert to a term loan. On July 8, 2002, the Companies received a waiver and amendment letter, which included an extension of the construction and project loans until July 31, 2002.

Central New York Oil and Gas Company, LLC

and eCORP Marketing, LLC

Notes to Combined Financial Statements

December 31, 2004, 2003 and 2002

Note 3 -	Debt (Continued)

At that amended date, the Companies were not able to meet certain conditions as defined in the agreement which were required to convert the total borrowings of $43,650,000 into a term-loan. As a result, the lender alleges that the Companies were in default on the construction and project loans and amounts due West LB are presented as a current liability in the 2004, 2003 and 2002 balance sheets. The Companies have continued to pay interest on the loans, under the terms of the original agreement, and additionally, in an amendment to the agreement dated June 30, 2003, the Companies began making payments based on the 10 year amortization of the principal originally proposed for the term loan upon conversion, plus interest at the rate prescribed for the term loan. No conversion has been granted to date and therefore the entire outstanding balance continues to be classified as current. The Companies were required to maintain compliance with certain restrictive and financial covenants of the loan agreement. West LB alleged that the Companies were not in compliance with certain covenants. Subsequent to December 31, 2004, the debt was repaid to West LB in accordance with the Release and Settlement Agreement (see Note 6).

Total interest expense related to this agreement for the years ended December 31, 2004, 2003 and 2002 was approximately $1,386,000, $1,408,000 and $1,564,000, respectively.

Note 4 -	Related Party Transactions

Due to member

On January 9, 2002, SC Holding entered into a securities and note purchase agreement with a private equity fund, AIG Highstar Capital, L.P. (“Highstar”). The securities and note purchase agreement (“Note Purchase Agreement”) with Highstar includes the purchase of (i) 1,000 preferred units of membership interest of SC Holding for a purchase price of $40,000,000, (ii) 300 common units of membership interest of SC Holding for a purchase price of $3.00, and (iii) $15,000,000 exchangeable senior subordinated notes (“Subordinated Notes”). The Subordinated Notes bear interest at a rate known as the contract rate. The contract rate is the sum of adjusted 30 day LIBOR plus 9.125% (10.505% at December 31, 2002) until April 9, 2003, at which time it increased to LIBOR plus 12% (18.23%, 15.47%) at December 31, 2004 and 2003, respectively. The Subordinated Notes allow deferral of a portion of the interest under certain conditions, as defined. All principal, interest and deferred interest shall be due and payable at the earlier of (i) January 9, 2005 or (ii) upon an event of default, as defined. Upon certain events and dates as defined in the agreement, the Subordinated Notes may be converted into preferred units of membership interest in SC Holding at a conversion rate of $40,000 per preferred unit.

SC Holding advanced these funds to CNYOG and related companies to fund the construction of the Project. The terms of these advances are the same terms as those of the underlying agreements as described above.

Total interest expense related to the underlying Subordinated Notes for the years ended December 31, 2004, 2003 and 2002 was approximately $2,517,000, $2,180,000 and $1,659,000, respectively.

During 2003, disputes, claims and litigation occurred between SC Holding, the Companies and Highstar. Subsequent to December 31, 2004, SC Holding, the Companies, other affiliates, Highstar and other parties entered into a Release and Settlement Agreement as more fully described in Note 6.

Central New York Oil and Gas Company, LLC

and eCORP Marketing, LLC

Notes to Combined Financial Statements

December 31, 2004, 2003 and 2002

Note 4 -	Related Party Transactions (Continued)

Due to affiliates, net

The amounts due to affiliates, net as of December 31, 2004, 2003 and 2002 are as follows:

	2004	2003	2002
eCorp Operating, LLC	$(987,744)	$(1,699,895)	$—
eCorp Texas, LLC	(4,429)	(36,904)	(712,441)
eCorp New York, LLC	(104,579)	(37,460)	—
eCorp Energy Marketing, LLC	(67,168)	—	—
eCorp Holding, LLC	—	—	(893,430)
Pipeline Power Partners, LP	—	—	(386,822)
Other	20	20	20

	$(1,163,900)	$(1,774,239)	$(1,992,673)

During 2004, 2003 and 2002, eCorp Operating, LLC, eCorp Texas, LLC and eCorp New York, LLC collectively invoiced the Companies for approximately $2,078,000, $2,098,000 and $2,563,000, respectively, for expenses paid on behalf of the Companies for funding of the operations of the Project including but not limited to Project personnel costs.

In April 2003, CNYOG entered into a marketing services agreement with eCORP Energy Marketing, LLC (“eCORP Energy”), a Texas limited liability company, for purposes of defining certain commissions to be paid to eCORP Energy for arranging transactions with parties who desire interruptible gas storage service. All limited unit holders in eCORP Energy are indirect unit holders in the Companies. Commissions for executed services are payable on the 5th business day of the month following the month in which revenue from such contract is received and range from 15%-50% as defined by the agreement. During 2004 and 2003, the commissions and expense reimbursements paid or accrued under this agreement were approximately $595,000 and $0, respectively.

Note 5 -	Commitments and Contingencies

Construction agreements

Pursuant to an Engineering, Procurement and Construction Contract dated December 6, 2000 (“EPC Contract”), CNYOG hired the PPP-SNCL Stagecoach Joint Venture (“Joint Venture”) to build the central compression facility (“Facility”) for the Project for a turnkey price of $37,500,000. The Facility has been built, is fully operational and the entire contract price has been invoiced to CNYOG.

Certain disputes related to the EPC Contract arose among the parties. On July 24, 2003, CNYOG, the Joint Venture, eCORP Holding, LLC, Pipeline Power Partners, LLC (the other member of the Joint Venture) and SNCL entered into a Release and Settlement Agreement of their respective claims under the EPC Contract, and certain other agreements among the various parties (“Settlement Agreement”). The Settlement Agreement provided that the parties would release their claims against one another under the EPC Contract, the Letter Agreement and certain other agreements and the Joint Venture and SNCL would release their mechanic’s liens in consideration for payment of $2,215,000 by CNYOG to SNCL. On July 29, 2003, a partial payment of $1,125,589 was made to SNCL without release of lien or execution of settlement.

Central New York Oil and Gas Company, LLC

and eCORP Marketing, LLC

Notes to Combined Financial Statements

December 31, 2004, 2003 and 2002

Note 5 -	Commitments and Contingencies (Continued)

Construction agreements (continued)

Subsequent to December 31, 2004, the parties executed a Revised Release and Settlement Agreement (“Revised Settlement Agreement”) as more fully described in Note 6. All amounts related to the EPC Contract and the Revised Settlement Agreement have been accrued as of December 31, 2004, 2003 and 2002.

Tennessee Gas Pipeline Company

Marketing has entered into firm transportation agreements with Tennessee Gas Pipeline Company (“Tennessee”) to transport natural gas in underground pipelines for a primary term of 10 years and month to month thereafter under three different but related service agreements. Tennessee constructed a pipeline from its existing infrastructure to join the Project. The first service agreement connects the Project with Tennessee’s Station 319 in a 23 mile 30 inch pipeline with contracted transportation of 400,000 Decatherms (“Dth”) per day. The base demand charge for the first agreement is based on the estimated construction cost of the new pipeline. Marketing currently accrues and pays Tennessee a base demand charge of $284,000 per month. Tennessee has the contractual right to adjust its base demand charge if its final construction costs exceed the estimated cost of the pipeline. Marketing has not received notice of Tennessee’s intent to adjust its base demand charge, however Tennessee does retain the right to do so. The second service agreement provides 90,000 Dth per day of transportation from Station 319 to the Clinton Delivery Meter Station in New Jersey at a base demand charge of $322,200 per month. The third service agreement provides for transportation of gas from Tennessee’s Market Zone 4 to Tennessee’s Market Zone 5 at the rate of 400,000 Dth per day with a base demand charge of $243,360 per month. Variable costs related to certain agreements may be charged pursuant to the regulated tariff Tennessee has filed with the FERC. The combination of these service agreements provide an effective way for gas to be transported in and out of storage and delivered to the market.

Marketing charges transportation fees to its customers, for actual transportation services provided at a contracted rate. Tennessee accepts orders directly from Marketing customers for such services and provides such services under Marketing’s service agreement. Tennessee bills customers for actual services provided on behalf of Marketing and credits billed amounts against these firm service agreements.

NJR Energy Services Company

In October 1998 and as amended, Marketing and NJRES entered into a Natural Gas Storage Marketing & Management Agreement (“M&M Agreement”) whereby NJRES will provide services relating to the sale of firm storage capacity and bundled services for the Project for a 10 year period beginning with the commencement of operations of the Project. NJRES will also arrange and perform natural gas trading, including gas arbitrage, financial hedging and other financial trades using NJRES’s trading accounts and credit lines. NJRES will also provide the required Base Gas for the Project. Compensation for these services includes (i) a one time $75,000 payment for system software, which was paid during 2001 (ii) a $20,000 per month fee for Software/Backroom Tool Expenses commencing August 1, 2001, (iii) asset management fees of $500,000 per valuation period for the first five valuation periods (defined as April 1 to March 31) and then $1,000,000 per valuation period thereafter, (iv) revenue sharing incentive payments of a minimum of $2,000,000 per valuation period, (v) a monthly fee of $83,333 and (vi) equity warrants which provide NJRES the option to purchase up to a 12.375% ownership interest in the Project, as defined.

Central New York Oil and Gas Company, LLC

and eCORP Marketing, LLC

Notes to Combined Financial Statements

December 31, 2004, 2003 and 2002

Note 5 -	Commitments and Contingencies (Continued)

NJR Energy Services Company (continued)

The M&M Agreement provides for Revenue Sharing Incentive Payments to be calculated based on a revenue pool from each valuation period (April 1 through March 31), beginning with April 1, 2002. In the event that Marketing does not pay to NJRES a minimum of $2,000,000, the shortfall will bear interest at a rate equal to the two-month LIBOR plus 200 basis points. This shortfall and interest will continue to accrue until paid.

During 2001, NJRES and Marketing agreed to effectuate a pre-arranged capacity release of 90,000 Dth per day of Tennessee firm gas transportation capacity at a rate of $3.58 per Dth from Marketing to NJRES. Subsequent to this transaction, Marketing and NJRES agreed to effectuate a re-release of this same Tennessee firm gas transportation capacity from NJRES to Marketing at a rate of $5.06.

During 2001, NJRES advanced Marketing $15,000,000 for consideration of the service arrangements and equity warrants as described in the M&M Agreement.

As of December 31, 2004, an estimate of amounts owed to NJRES has been recorded based on management’s interpretation of the terms of the M&M Agreement. As discussed in Note 6, subsequent to December 31, 2004, the Companies and NJRES entered into a Release and Settlement Agreement. In connection therewith the parties agreed to an amount of approximately $19,830,000 in full and final settlement of all amounts due and payable between the parties.

Litigation

On July 15, 2002 the Commissioners of the State Insurance Fund for the State of New York (“NYSIF”) filed a complaint in the Supreme Court of the State of New York, County of New York against CNYOG and two other related entities alleging that the Companies were responsible for and failed to remit employer’s liability premiums for workers’ compensation. Subsequent to December 31, 2004, the parties executed a Settlement Agreement as more fully described in Note 6.

During 2004 and 2003, there have been various legal proceedings and claims between the Companies, Highstar, West LB and NJRES. Subsequent to December 31, 2004 the parties entered into a Release and Settlement Agreement as more fully described in Note 6.

The Companies are involved in other claims and disputes in the ordinary course of business. Management believes that any potential liabilities arising from these claims and disputes would not have significant effect on the Companies’ financial statements.

Central New York Oil and Gas Company, LLC

and eCORP Marketing, LLC

Notes to Combined Financial Statements

December 31, 2004, 2003 and 2002

Note 6 -	Subsequent Events

Settlement of EPC Contract Dispute

On May 9, 2005, a release and settlement agreement between parties to that certain EPC Contract (see Note 5) was executed whereby all amounts owing between the parties were fully settled. SNCL agreed to file complete and irrevocable releases of liens related to the Project. The settlement amount has been capitalized as project costs and accrued as of December 31, 2004 and 2003.

Settlement of NYSIF Claim

In April 2005, a settlement agreement was executed by CNYOG and two related entities and NYSIF to settle a dispute over employer’s liability premiums for workers’ compensation insurance. In order to resolve all claims and issues related to such insurance, the parties agreed to a full settlement of such dispute. The settlement amount has been expensed in 2003 and accrued as of December 31, 2004 and 2003.

Release and Settlement Agreement

On March 16, 2005 and as subsequently amended, the Companies, various related entities, Highstar, NJRES and West LB entered into a Release and Settlement Agreement (“Agreement”). The Agreement sets forth the terms and conditions of a settlement compromise and release of all pending claims and disputes between and among the parties to the Agreement. The parties to the Agreement consent and agree to the sale by SC Holding and SC Energy of their members’ interests in CNYOG and Marketing to Inergy, L.P. or an entity owned or controlled by Inergy, L.P.

The Agreement stipulates how the proceeds from the sale will be distributed to the various parties to the Agreement. Upon closing of the sale and distribution of proceeds, all litigation, claims disputes and previous agreements by and between the parties to the Agreement will be fully released, dismissed and settled.

Sale of Members’ Equity Interest

On August 9, 2005, SC Holding and SC Energy executed and closed on a Purchase Agreement with Inergy Acquisition Company, LLC and Inergy Storage, Inc. (entities owned or controlled by Inergy, L.P.) whereby, the members’ interests of CNYOG and Marketing were sold. In connection with this closing, the proceeds were distributed to the parties to the Agreement in accordance with its terms.

(b) Pro Forma Financial Information.

Throughout this report, when we use the terms “we” “us” “our company” or “Inergy, L.P.” we are referring either to Inergy, L.P., the registrant itself, or to Inergy, L.P. and its operating subsidiaries collectively, as the context requires.

Set forth below are our unaudited pro forma condensed combined financial statements as of June 30, 2005 and for the year ended September 30, 2004 and for the nine months ended June 30, 2005 which reflect the acquisition of Central New York Oil and Gas Company, LLC and eCORP Marketing, LLC (the “Stagecoach Acquisition”) on August 9, 2005 and the acquisition of Star Gas Propane, L.P. (the “Star Gas Propane Acquisition”) on December 17, 2004. The pro forma condensed combined balance sheet and pro forma condensed combined statement of operations for the nine months ended June 30, 2005 were derived from unaudited financial statements, The pro forma condensed combined statement of operations for the twelve months ended September 30, 2004 were derived from Inergy’s audited financial statements as of and for the year ended September 30, 2004, the audited financial statements of Star Gas Propane, L.P. as of and for the year ended September 30, 2004 and the audited financial statements of Central New York Oil and Gas Company, LLC and eCORP Marketing, LLC as of and for the year ended December 31, 2004.

Our unaudited pro forma condensed combined statement of operations for the year ended September 30, 2004 and the nine months ended June 30, 2005 reflect the aforementioned transactions as if each such transaction occurred as of October 1, 2003 and October 1, 2004, respectively.

The results of operations presented below are pro forma for the Star Gas Propane Acquisition and the Stagecoach Acquisition only, and do not reflect the pro forma full year impact of other individually insignificant acquisitions we have completed. The other individually insignificant acquisitions were consummated on different dates and were accounted for under the purchase method of accounting from the date of the acquisition onward.

Our unaudited pro forma condensed combined balance sheet as of June 30, 2005 reflects the following transactions as if such transactions occurred as of June 30, 2005:

•	the closing of the acquisition of 100% of the partnership interests in Central New York Oil and Gas, LLC and eCORP Marketing, LLC (the “Stagecoach Acquisition”) and related agreements for approximately $232.1 million on August 9, 2005;

•	the issuance of $25.0 million of Special Units on August 9, 2005, which do not receive a current distribution, but do convert to common units upon the date that an expansion project related to the Stagecoach Acquisition becomes commercially operational; and

•	borrowings of approximately $194.5 million under our credit facility to fund a portion of the Stagecoach Acquisition.

Descriptions of the adjustments for the Star Gas Propane Acquisition and the Stagecoach Acquisition are presented in the notes to the unaudited pro forma condensed combined financial statements. The unaudited pro forma condensed combined financial statements and accompanying notes should be read in conjunction with our historical financial statements filed with the Securities and Exchange Commission. The pro forma condensed combined balance sheet and the pro forma condensed combined statement of operations were derived by adjusting historical financial statements based on currently available information and, therefore, the actual adjustments may materially differ from the pro forma adjustments. The acquisition of Star Gas Propane, L.P. and the acquisition of Central New York Oil and Gas, LLC and eCORP Marketing, LLC will be accounted for as an acquisition under the purchase method of accounting in accordance with Statement of Financial Accounting Standards (SFAS) No. 141, Business Combinations. The assets and liabilities of Star Gas Propane, L.P. and Central New York Oil and Gas, LLC and eCORP Marketing, LLC will be reflected at fair value. A final determination of the purchase accounting adjustments, including the allocation of the purchase price of the assets acquired and liabilities assumed based on their fair values, has not been made. Accordingly, the purchase accounting adjustments made in connection with the development of the following unaudited pro forma condensed combined financial statements are preliminary and have been made solely for purposes of developing such unaudited pro forma condensed combined financial statements. The unaudited pro forma condensed combined financial statements do not purport to present our financial position or results of operations had the Star Gas Propane Acquisition and the Stagecoach Acquisition actually been completed as of the dates indicated. Moreover, the statements do not project our financial position or results of operations for any future date or period.

Inergy, L.P.

Unaudited Pro Forma Condensed Combined Balance Sheet

June 30, 2005

	Historical				Pro Forma
	Inergy, L.P.	Central New York Oil and Gas, LLC and eCORP Marketing, LLC	Purchase Adjustments
	(in thousands)
Assets
Current assets:
Cash	$21,059	$5,415	$(232,075	)(a)	$13,864
			194,465	(b)
			25,000	(b)
Accounts receivable, net	57,339	1,145			58,484
Inventories	58,280		4,575	(a)	62,855
Prepaid expenses and other current assets	15,807	131			15,938
Assets from price risk management activities	6,726				6,726
Due from affiliates	—		—		—

Total current assets	159,211	6,691	(8,035)		157,867

Property, plant and equipment, net	541,202	90,716	110,784	(a)	742,702
Net intangible assets	220,033	5,047	—		225,080
Goodwill	207,212	—	26,292	(a)	233,504
Other	4,076	1,676	—		5,752

Total assets	$1,131,734	$104,130	$129,041		$1,364,905

Liabilities & Partners’ Capital / Members’ Equity
Current liabilities:
Accounts payable	$60,638	$1,096	$12,610	(a)	$74,344
Accrued expenses	29,287	—			29,287
Customer deposits	23,669				23,669
Liabilities from price risk management activities	4,499				4,499
Current portion of long term debt	6,423	35,034	(35,034	)(a)	6,423
Due to Members/affiliates		93,363	(93,363	)(a)	—
Other Current Liabilities					—

Total current liabilities	124,516	129,493	(115,787)		138,222

Long term debt, less current portion	530,091	—	194,465	(b)	724,556

Partners’ capital / Members’ equity	477,127	(25,363)	128,397	(a)	502,127
			(103,034	)(a)
			25,000	(b)

Total liabilities and partners’ capital / members’ equity	$1,131,734	$104,130	$129,041		$1,364,905

Inergy, L.P.

Unaudited Pro Forma Condensed Combined Statement of Operations

For the Year Ended September 30, 2004

	Historical			Purchase Adjustments		Pro Forma
	Inergy, L.P.	Star Gas Propane, L.P.	Central New York Oil and Gas, LLC and eCORP Marketing, LLC
	(in thousands)
Revenues:
Propane	$431,202	$317,139				$748,341
Other	51,294	31,707	$32,129			115,130

	482,496	348,846	32,129			863,471
Cost of product sold	359,053	196,998	13,862			569,913

Gross profit	123,443	151,848	18,267			293,558
Expenses:
Operating and administrative	81,296	102,793	11,778			195,867
Depreciation and amortization	21,089	20,030	10,544	$623	(c)	54,476
				2,190	(d)

Operating income	21,058	29,025	(4,055)	(2,813)		43,215
Other income (expense)
Interest expense	(7,878)	(10,390)	(3,877)	(14,899	)(e)	(45,442)
				(8,398	)(f)
Interest expense related to write off of deferred financing costs	(1,216)	(166)	—			(1,382)
Make whole premium charge	(17,949)		—			(17,949)
Swap value received	949		—			949
Gain (loss) on sale of property, plant and equipment	(203)		—			(203)
Finance charges	704		—			704
Other	106	69	—			175

Income (loss) before income taxes	(4,429)	18,538	(7,932)	(26,110)		(19,933)
Provision for income tax	167	990	—			1,157

Net income (loss)	$(4,596)	$17,548	$(7,932)	$(26,110)		$(21,090)

Inergy, L.P.

Unaudited Pro Forma Condensed Combined Statement of Operations

For the 9 months Ended June 30, 2005

	Historical			Purchase Adjustments		Pro Forma
	Inergy, L.P.	Star Gas Propane, L.P.	Central New York Oil and Gas, LLC and eCORP Marketing, LLC
	(in thousands)
Revenues:
Propane	$708,201	$58,722				$766,923
Other	137,294		$20,737			158,031

	845,495	58,722	20,737	—		924,954
Cost of product sold	593,690	38,442	12,063			644,195

Gross profit	251,805	20,280	8,674	—		280,759
Expenses:
Operating and administrative	146,055	19,892	4,971			170,918
Depreciation and amortization	35,094	3,481	7,838	$(39	)(c)	48,086
				1,712	(d)

Operating income	70,656	(3,093)	(4,135)	(1,673)		61,755
Other income (expense)
Interest expense	(23,018)	(1,411)	(3,096)	(2,804	)(e)	(36,439)
				(6,110	)(f)
Interest expense related to write off of deferred financing costs	(6,990)	—	—			(6,990)
Make whole premium charge	—	—	—			—
Swap value received	—	—	—			—
Gain (loss) on sale of property, plant and equipment	(170)	—	—			(170)
Finance charges	1,488	—	—			1,488
Other	234	—	—			234

Income (loss) before income taxes	42,200	(4,504)	(7,231)	(10,587)		19,878
Provision for income tax	358	48	—			406

Net income (loss)	$41,842	$(4,552)	$(7,231)	$(10,587)		$19,472

Notes to unaudited pro forma condensed combined financial information

Pro forma adjustments

Adjustment	Description
(a)	Reflects the total purchase price for Inergy, L.P.’s acquisition of 100% of the partnership interests in Central New York Oil and Gas, LLC and eCORP Marketing, LLC and related agreements (the “Stagecoach Acquisition”) of $232.1 million, calculated as follows (in thousands):

Aggregate cash purchase price to seller	$231,075
Direct acquisition costs	1,000

Total Stagecoach Acquisition purchase price	$232,075

Our preliminary allocation of the total consideration for the Stagecoach Acquisition as follows (in thousands):

	Historical Net Book Value	Assets and Liabilities not Acquired	Historical Net Book Value of Acquired Assets and Liabilities	Adjustment	Preliminary Fair Value
Current assets	$6,691	$—	$6,691	$4,575	$11,266
Property, plant and equipment	90,716		90,716	110,784	201,500
Intangible assets	5,047		5,047	—	5,047
Other assets	1,676		1,676	—	1,676
Goodwill	—		—	26,292	26,292
Current liabilities	(129,493)	128,397	(1,096)	(12,610)	(13,706)
Other long term liabilities	—		—	—	—

Total Stagecoach Acquisition purchase price	$(25,363)	$128,397	$103,034	129,041	$232,075

Adjustments for assets and liabilities not acquired reflect the elimination of certain current and noncurrent balances of $128.4 million pursuant to our purchase agreement. This includes the current portion of long-term debt of $35.0 million and the balance due to members, affiliates and other entities of approximately $93.4 million that has been settled by the former owners in connection with this transaction.

Approximately $26.3 million of the total Stagecoach Acquisition purchase price has been preliminarily allocated to goodwill.

The acquisition of Central New York Oil and Gas, LLC and eCORP Marketing, LLC will be accounted for as an acquisition under the purchase method of accounting in accordance with Statement of Financial Accounting Standards (SFAS) No. 141, Business Combinations. The assets and liabilities of Central New York Oil and Gas, LLC and eCORP Marketing, LLC will be reflected at fair value. A final determination of the purchase accounting adjustments, including the allocation of the purchase price of the assets acquired and liabilities assumed based on their fair values, has not been made. Accordingly, the purchase accounting adjustments made in connection with the development of the unaudited pro forma condensed combined financial statements are preliminary and have been made solely for purposes of developing such unaudited pro forma condensed combined financial statements.

(b)	Reflects borrowings of $194.5 million under our bank credit facility and net proceeds of $25.0 million from the issuance of special units in a private placement to Inergy Holdings, L.P. which were used to fund the Stagecoach Acquisition.

(c)	Reflects pro forma adjustment to Star Gas Propane, L.P. depreciation and amortization expense as follows (in thousands):

	September 30, 2004	June 30, 2005
Eliminate the historical depreciation and amortization expense	$(20,030)	$(3,481)
Pro forma depreciation and amortization expense	20,653	3,442

Pro forma adjustment to depreciation and amortization expense	$623	$(39)

(d)	Reflects pro forma adjustment to Central New York Oil and Gas, LLC and eCORP Marketing, LLC depreciation and amortization expense as follows (in thousands):

	September 30, 2004	June 30, 2005
Eliminate the historical depreciation and amortization expense	$(10,544)	$(7,838)
Pro forma depreciation and amortization expense	12,734	9,550

Pro forma adjustment to depreciation and amortization expense	$2,190	$1,712

(e)	Reflects pro forma adjustments to Star Gas Propane, L.P. interest expense as follows (in thousands):

	September 30, 2004	June 30, 2005
Eliminate historical interest expense	$(10,390)	$(1,411)

Interest expense relating to the new senior notes and the new credit facility	22,788	3,798
Interest expense resulting from amortization of deferred financing costs	2,501	417

Pro forma adjustment to interest expense	$14,899	$2,804

(f)	Reflects pro forma adjustments to Central New York Oil and Gas, LLC and eCORP Marketing, LLC interest expense as follows (in thousands):

	September 30, 2004	June 30, 2005
Eliminate historical interest expense	$(3,877)	$(3,096)

Interest expense relating to the credit facility	12,154	9,115
Interest expense resulting from amortization of deferred financing costs	121	91

Pro forma adjustment to interest expense	$8,398	$6,110

The interest rate on borrowings under the credit facility is variable based on a LIBOR rate. The interest rate used in the pro forma adjustments is 6.25%. A change of 1/8% in the assumed interest rate would impact interest expense by $2.4 million for the twelve months ended September 30, 2004 and $1.8 million for the nine months ended June 30, 2005, with a corresponding impact on net income for those respective periods.

(c) Exhibits.

Exhibit No.		Description

3.1	*	Amendment No. 3 to the Second Amended and Restated Agreement of Limited Partnership of Inergy, L.P. (Filed as Exhibit 4.2 to Form 8-K filed August 12, 2005).

4.1	*	Registration Rights Agreement dated as of August 9, 2005 between Inergy, L.P. and Inergy Holdings, L.P.

10.1	*	Special Unit Purchase Agreement dated as of August 9, 2005 between Inergy, L.P. and Inergy Holdings, L.P.

23.1		Consent of Pannell Kerr Forster of Texas, P.C.

99.1	*	Press release dated August 9, 2005

*	Previously filed.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INERGY, L.P.

By:	INERGY GP, LLC,
Its Managing General Partner

Date: August 17, 2005	By:	/s/ Laura L. Ozenberger
Laura L. Ozenberger
Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.		Description

3.1	*	Amendment No. 3 to the Second Amended and Restated Agreement of Limited Partnership of Inergy, L.P. (Filed as Exhibit 4.2 to Form 8-K filed August 12, 2005).

4.1	*	Registration Rights Agreement dated as of August 9, 2005 between Inergy, L.P. and Inergy Holdings, L.P.

10.1	*	Special Unit Purchase Agreement dated as of August 9, 2005 between Inergy, L.P. and Inergy Holdings, L.P.

23.1		Consent of Pannell Kerr Forster of Texas, P.C.

99.1	*	Press release dated August 9, 2005

*	Previously filed.